SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 3, 1997

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                       PORTER MCLEOD NATIONAL RETAIL, INC.
             ------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)


                          0-21998                        84-1195628
                          -------                        ----------
                     (SEC File Number)                   (I.R.S. EIN)


                 5895 East Evans Avenue, Denver, Colorado 80222
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              (Address of Principal Executive Offices and Zip Code)

                                 (303) 756-2227
                                 --------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

      On February 3, 1997 the registrant was delisted from the NASDAQ Small Cap market, due to the registrant's continuing bid price deficiency. The NASDAQ Market Services department ("Market Services") administers and monitors compliance by listed companies with the listing requirements of the NASDAQ Small Cap Market. Market Services requires listed companies to have a continuing closing minimum bid price of $1.00. As an alternative to the minimum pricing requirement, Market Services allows continued listing by companies with a bid price of less than $1.00, but only if certain capital and surplus requirements (more than $2 million) and market value of the 'public float' (more than $1 million) are fulfilled.

      Since August, 1996 the registrant's Common Stock has experienced very limited trading on the NASDAQ Small Cap market at prices which have been both above and below the $1.00 minimum bid price level. However, from early November, 1996 until early February, 1997 the closing bid price for the Common Stock was frequently below the minimum $1.00. In January, 1997 management of the registrant reviewed the financial condition of the registrant and determined that the registrant did not meet the requirements to qualify for Market Services' alternative test of capital and surplus and public float. As a result of the continuing bid price deficiency, and the obvious failure of the registrant to qualify for the alternative test, Market Services formally delisted the Common Stock of the registrant as of February 3, 1997.

      Based on its review of the registrant's current and expected business and results of operations for the remainder of 1997 and for 1998, management of the registrant does not believe the registrant would be able to meet the standards required by Market Services for being listed again on the NASDAQ Small Cap market in 1997 or 1998. Such listing entry standards, and listing maintenance standards, are proposed by Market Services to be increased in the near future, which increases, if implemented, would be even more difficult for the registrant to meet.

      Further, subsequent to the February 3, 1997 delisting from the NASDAQ Small Cap market, management of the registrant has determined that there is no interest among securities broker-dealers in making a market for the registrant's Common Stock in the Electronic Bulletin Board quotation medium, based on the registrant's current and expected business in 1997 and 1998 and the broker-dealer community's perception and valuation of companies in the construction business.

      Accordingly, the registrant does not expect the Common Stock to be traded in any public market in the forseeable future.







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


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated March 19, 1997







PORTER MCLEOD NATIONAL RETAIL, INC.


By /s/ Joe McLeod, President

































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